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                                                                    Exhibit 23.1





                    CONSENT OF HUTTON, NELSON & MCDONALD LLP



The Board of Directors
LEXON Technologies, Inc.



      We consent to incorporation by reference in the Annual Report on Form 10-K of LEXON Technologies, Inc. of our report dated February 18, 2000 except for
Note 17 to the consolidated financial statements as to which the date is March 6, 2000 relating to the consolidated balance sheets of LEXON Technologies, Inc. for the fiscal years ended December 31, 1999 and December 31, 1998, the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999 and to the reference to our firm under the heading "Experts" in the Annual Report on Form 10-K.


                                          /s/ Hutton, Nelson & McDonald LLP
                                          ---------------------------------
                                            Hutton, Nelson & McDonald LLP





Chicago, Illinois
April 14, 2000